EXHIBIT F

ADDITIONAL EXECUTIVE OFFICERS

Name, Year of Birth and Address	Position	Funds	Length of Time Served
Sheila Amoroso (1959) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Franklin California Tax-Free
Income Fund, Inc., Franklin
California Tax-Free Trust, Franklin
Municipal Securities Trust, Franklin
New York Tax-Free Income Fund,
Franklin New York Tax-Free Trust
		and Franklin Tax-Free Trust	Since 1999
Principal Occupation During Past 5 Years: Senior Vice President, Franklin Advisers, Inc.; and currently officer of eight of the investment companies in Franklin Templeton Investments.

Mark Boyadjian (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Franklin Investors Securities Trust	Since 2003
Principal Occupation During Past 5 Years: Senior Vice President, Franklin Advisers, Inc.; and currently officer of two of the investment companies in Franklin Templeton Investments.

Philippe Brugere-Trelat (1949) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Vice President	Mutual Series Funds	Since 2005
Principal Occupation During Past 5 Years:
Vice President, Franklin Mutual Advisers, LLC; Portfolio Manager of Eurovest SA (French registered Investment Company, Sicav); and currently officer of two of the investment companies in Franklin Templeton Investments.

Rafael R. Costas, Jr. (1965) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Franklin California Tax-Free
Income Fund, Inc., Franklin
California Tax-Free Trust, Franklin
Municipal Securities Trust, Franklin
New York Tax-Free Income Fund,
Franklin New York Tax-Free Trust
		and Franklin Tax-Free Trust	Since 1999
Principal Occupation During Past 5 Years: Senior Vice President, Franklin Advisers, Inc.; and currently officer of eight of the investment companies in Franklin Templeton Investments.

Michael J. Embler (1964) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	Senior Vice President and Chief Investment Officer	Mutual Series Funds	Since 2005
Principal Occupation During Past 5 Years:
Senior Vice President and Chief Investment Officer, Franklin Mutual Advisers, LLC; and currently officer of two of the investment companies in Franklin Templeton Investments.

Name, Year of Birth and Address	Position	Funds	Length of Time Served
Jeffrey A. Everett (1964) P.O. Box N-7759 Lyford Cay, Nassau, Bahamas	President and Chief Executive Officer - Investment Management Vice President	Templeton Global Smaller Companies Fund Templeton Income Trust, Templeton Institutional Funds, Inc., Templeton Developing Markets Trust and Templeton China World Fund	Since 2002 Since 2001
Principal Occupation During Past 5 Years: President and Director, Templeton Global Advisors Limited; and currently officer of 14 of the investment companies in Franklin Templeton Investments.

Laura Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer	All Franklin Funds	Since 2004
Principal Occupation During Past 5 Years:
Vice President, Franklin Templeton Services, LLC; currently officer of 30 of the investment companies in Franklin Templeton Investments; and formerly, Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).

Edward B. Jamieson (1948) One Franklin Parkway San Mateo, CA 94403-1906	President and Chief Executive Officer - Investment Management Vice President	Franklin Investors Securities Trust Franklin Global Trust and Franklin Strategic Series	Since 2002 Since 2000
Principal Occupation During Past 5 Years:
President and Director, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; currently officer and/or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of four of the investment companies in Franklin Templeton Investments.

John R. Kay (1940) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Vice President	All Templeton Funds	Since 1994
Principal Occupation During Past 5 Years:
Vice President, Templeton Worldwide, Inc.; Senior Vice President, Franklin Templeton Services, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and currently of 32 of the investment companies in Franklin Templeton Investments; and formerly, Vice President and Controller, Keystone Group, Inc.

Mark Mobius (1936) 17th Floor, The Chater House 8 Connaught Road Central Hong Kong	President and Chief Executive Officer - Investment Management Vice President	Templeton Developing Markets Trust Templeton China World Fund Templeton Institutional Funds, Inc.	President since 1991 and Chief Executive Officer - Investment Management since 2002 President since 1993 and Chief Executive Officer - Investment Management since 2002 Vice President since 1993

Name, Year of Birth and Address	Position	Funds	Length of Time Served
Principal Occupation During Past 5 Years:
Portfolio Manager of various Templeton advisory affiliates; Managing Director, Templeton Asset Management Ltd.; and officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and currently of six of the investment companies in Franklin Templeton Investments; and formerly, President, International Investment Trust Company Limited (investment manager of Taiwan R.O.C. Fund) (1986-1987); and Director, Vickers da Costa, Hong Kong (1983-1986).

Christopher J. Molumphy (1962) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Franklin Global Trust and Franklin Strategic Series	Since 2000
Principal Occupation During Past 5 Years: Executive Vice President, Franklin Advisers, Inc.; and currently officer of six of the investment companies in Franklin Templeton Investments.

Gary P. Motyl (1952) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394- 3091	President and Chief Executive Officer - Investment Management	Templeton Institutional Funds, Inc.	Since 2005
Principal Occupation During Past 5 Years: President, Templeton Investment Counsel, LLC; and officer and/or director of other subsidiaries of Franklin Resources, Inc.

Gregory R. Seward (1956) 500 East Broward Blvd. Suite 2100 Fort Lauderdale, FL 33394-3091	Treasurer	All Templeton Funds and Mutual Series Funds	Since 2004 for the Templeton Funds and since December 2005 for the Mutual Series Funds
Principal Occupation During Past 5 Years:
Vice President, Franklin Templeton Services, LLC; currently officer of 16 of the investment companies in Franklin Templeton Investments; and formerly, Vice President, JPMorgan Chase (2000-2004) and American General Financial Group (1991-2000).

Thomas Walsh (1961) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Franklin California Tax-Free
Income Fund, Inc., Franklin
California Tax-Free Trust, Franklin
Municipal Securities Trust,
Franklin New York Tax-Free
Income Fund, Franklin New York
Tax-Free Trust and Franklin Tax-
		Free Trust	Since 1999
Principal Occupation During Past 5 Years: Senior Vice President, Franklin Advisers, Inc.; and currently officer of eight of the investment companies in Franklin Templeton Investments.